Exhibit 10.1

UNITED STATES DEPARTMENT OF THE TREASURY

1500 Pennsylvania Avenue, NW

Washington, D.C. 20220

January 1, 2014

Ladies and Gentlemen:

Reference is made to that certain Letter Agreement incorporating the Securities Purchase Agreement -- Standard Terms dated as of December 19, 2008 (the “Securities Purchase Agreement”) by and among the United States Department of the Treasury (the “Investor”) and Community Bankers Trust Corporation, a Delaware corporation (the “Acquired Company”). Further detail regarding the Securities Purchase Agreement is set forth on Schedule A hereto. Investor, the Acquired Company and Community Bankers Trust Corporation, a Virginia corporation (the “Acquiror Company”; collectively, Acquiror Company and Acquired Company are referred to as the “Companies”) desire to set forth herein certain additional agreements as a result of the consummation of a merger transaction pursuant to an Agreement and Plan of Reincorporation and Merger dated as of May 13, 2013 by and among Acquiror Company, and Acquired Company, effective on January 1, 2014 (the “Merger Transaction”). This letter shall be referred to as the “Post-Merger Side Letter.” Capitalized terms used but not defined herein shall have the meanings assigned to them in the Securities Purchase Agreement and the Certificate of Designations.

As a result of the Merger Transaction, the Acquiror Company has assumed the obligations and responsibilities of Acquired Company with respect to Investor. Specifically:

1. Concurrently herewith, the Acquiror Company is paying all accrued and unpaid dividends on the Acquired Company’s Designated Preferred Shares and is issuing a new series of preferred shares in exchange for the Acquired Company’s Designated Preferred Shares; and

2. Pursuant to Section 4.3 of the Securities Purchase Agreement and effective as of the date hereof, Acquiror Company hereby expressly assumes the due and punctual performance and observance of each and every covenant, agreement, and condition of the Securities Purchase Agreement and all ancillary documents to be performed and observed by Acquired Company.

In connection with the foregoing, with the exception of the Securities Purchase Agreement, Acquiror Company is issuing new documentation to Investor to reflect the investment that Investor initially made in the Acquired Company, including the following (all section references below are to the Securities Purchase Agreement, unless otherwise provided):

1. an officer’s certificate regarding a bring down of the representations in the Securities Purchase Agreement as of the date hereof, per Section 1.2(d)(ii), with any exceptions to such representations noted on a disclosure schedule attached hereto;

United States Department of the Treasury

2. evidence the Acquiror Company filed a Certificate of Designations in connection with the New Preferred Shares (as defined below) issued to Investor as outlined in paragraph 6 below, per Section 1.2(d)(iii);

3. an officer’s certificate regarding compliance with section 111(b) of the Emergency Economic Stabilization Act of 2008 as of the date hereof, per Section 1.2(d)(iv);

4. waivers from Senior Executive Officers and others in accordance with the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009 (“ARRA”), releasing Investor from certain claims, dated as of the date hereof, per Section 1.2(d)(v);

5. a legal opinion regarding the New Preferred Shares and New Warrant (as defined below), per Section 1.2(d)(vi);

6. a certificate representing a number of a new series of preferred shares issued by the Acquiror Company to replace the Acquired Company’s Designated Preferred Shares (the “New Preferred Shares”);

7. a warrant to purchase shares of common stock issued by the Acquiror Company to replace the Acquired Company’s warrant (the “New Warrant”);

8. a side letter regarding compliance with ARRA; and

9. a copy of the articles and bylaws of the Acquiror Company.

Acquiror Company hereby acknowledges receipt of each of the closing documents in connection with the initial Investor closing for Acquired Company, with the exception of the Securities Purchase Agreement.

This side letter agreement, the Securities Purchase Agreement and the above-listed documentation constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties with respect to the subject matter hereof.

This side letter agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This side letter agreement shall be governed by and construed in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

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United States Department of the Treasury

Signature Page

In witness whereof, this side letter agreement has been duly executed by the authorized representatives of the parties hereto as of the date first above written.

COMMUNITY BANKERS TRUST CORPORATION (a Virginia corporation)

By:	/s/ Rex L. Smith, III
Name: Rex L. Smith, III
Title: President and Chief Executive Officer

COMMUNITY BANKERS TRUST CORPORATION (a Delaware corporation)

By:	/s/ Rex L. Smith, III
Name: Rex L. Smith, III
Title: President and Chief Executive Officer

UNITED STATES DEPARTMENT OF THE TREASURY

By:	/s/ Timothy J. Bowler
Name: Timothy J. Bowler
Title: Deputy Assistant Secretary for Financial Stability

Signature Page to merger Transaction Side Letter Agreement

SCHEDULE A

General Information Regarding Acquired Company Initial Closing:

Acquired Company Name: Community Bankers Trust Corporation

Date of Acquired Company Letter Agreement incorporating

the Securities Purchase Agreement: December 19, 2008

Corporate or other organizational form of the Acquired Company: Delaware corporation

Number and series of preferred stock issued to the

Investor at the Acquired Company Closing: 17,680 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A

Number of Acquired Company Initial Warrant Shares: 780,000

Terms of the Merger/Acquisition:

Effective Date of Merger/Acquisition: January 1, 2014

Resultant Acquiror Securities:

Number of New Preferred Shares Issued to Investor by Acquiror Company

Post-Merger to Replace the Acquired Company’s Preferred Shares: 10,680

Par Value of Such New Preferred Shares: $0.01

Number of New Warrant Shares Issued to Investor by Acquiror Company

Post-Merger to Replace Initial Warrant Shares: 780,000

Par Value of Such New Warrant Shares: $0.01